PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE OF NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUDENTIAL PREMIER® INVESTMENT VARIABLE ANNUITY

Supplement dated April 29, 2016
To
Prospectuses dated April 29, 2016

This Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Prudential Premier® Investment Variable Annuity.  This Supplement is intended to update certain information in the Annuity Prospectus you own and is not intended to be a prospectus or offer for any other Annuity that you do not own.  Defined terms used herein and not otherwise defined herein shall have the meanings given to them in your Prospectus and Statement of Additional Information (SAI).  If you would like another copy of the current prospectus or SAI, please call us at 1-888-PRU-2888, or visit www.prudentialannuities.com.

The “Variable Investment Options” list found at the front of your Prospectus dated April 29, 2016 incorrectly indicates that the AST Columbia Adaptive Risk Allocation Portfolio and the AST Emerging Managers Diversified Portfolio (collectively, the “Portfolios”) are offered in other variable annuity contracts that utilize a predetermined mathematical formula. In actuality, the Portfolios are not offered in other variable annuity contracts that utilize a predetermined mathematical formula.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

PPIVASUP1